Axos Financial, Inc. Reports First Quarter Fiscal Year 2025 Results

LAS VEGAS, NV – (BUSINESS WIRE) – October 30, 2024 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”) today announced unaudited financial results for the first fiscal quarter ended September 30, 2024. Net income was $112.3 million, an increase of 35.9% from $82.6 million for the quarter ended September 30, 2023. Diluted earnings per share (“EPS”) were $1.93, an increase of $0.55, or 39.9%, as compared to diluted earnings per share of $1.38 for the quarter ended September 30, 2023.
Adjusted earnings and adjusted earnings per diluted common share (“Adjusted EPS”), non-GAAP measures described further below, increased $29.5 million to $114.1 million and increased $0.55 to $1.96, respectively, for the quarter ended September 30, 2024, compared to $84.6 million and $1.41, respectively, for the quarter ended September 30, 2023.
First Quarter Fiscal 2025 Financial Summary

	Three Months Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	% Change
Net interest income	$292,048	$211,155	38.3%
Non-interest income	$28,609	$34,507	(17.1)%
Net income	$112,340	$82,645	35.9%
Adjusted earnings (Non-GAAP)[1]	$114,142	$84,596	34.9%
Diluted EPS	$1.93	$1.38	39.9%
Adjusted EPS (Non-GAAP)[1]	$1.96	$1.41	39.0%
[1] See “Use of Non-GAAP Financial Measures”
“Net interest income increased by 12.3% and 38.3% linked-quarter and year-over-year, respectively, driven by further expansion in our net interest margin,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Excluding the recognition of approximately $17 million of net interest income from the early payoff of certain loans purchased from the FDIC, our net interest margin for the three months ended September 30, 2024 was 4.87%, up 22 basis points from 4.65% last quarter. Diluted EPS was $1.93, an increase of 39.9% year-over-year.”
Other Highlights
•Net interest margin was 5.17% for the quarter ended September 30, 2024, compared to 4.36% for the quarter ended September 30, 2023
•Total assets were $23.6 billion at September 30, 2024, up 3.1%, or 12.4% annualized, from $22.9 million at June 30, 2024
•Total deposits were $20.0 billion at September 30, 2024, an increase of $614.1 million, or 12.7% annualized, from $19.4 billion at June 30, 2024
•Approximately 90% of total deposits were insured by the Federal Deposit Insurance Corporation (“FDIC”) or collateralized at September 30, 2024
•Axos Advisory Services added $559 million of net new assets under custody during the three months ended September 30, 2024
•Total capital to risk-weighted assets was 14.06% for Axos Bank at September 30, 2024, up from 13.81% at June 30, 2024
•Book value per share increased to $42.14 from $40.26 at June 30, 2024
•Return on common equity of 19.12% for the quarter ended September 30, 2024, compared to 16.91% for the quarter ended September 30, 2023

First Quarter Fiscal 2025 Income Statement Summary
Net income was $112.3 million and diluted EPS was $1.93 for the three months ended September 30, 2024, compared to net income of $82.6 million and diluted EPS of $1.38 for the three months ended September 30, 2023. Net interest income increased $80.9 million or 38.3% for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, primarily due to an increase in loan interest income attributable to higher average balances and rates earned, as well as higher discount accretion, partially offset by an increase in deposits interest expense from higher average balances and rates paid.
The provision for credit losses was $14.0 million for the three months ended September 30, 2024, compared to $7.0 million for the three months ended September 30, 2023. The provision for credit losses for the three months ended September 30, 2024, was primarily due to the quantitative impact of macroeconomic variables in the allowance for credit losses model, primarily the U.S. unemployment rate, and increases in specific reserves, mainly in the commercial & industrial - non-RE portfolio, as well as growth in unfunded lending commitments.
Non-interest income decreased to $28.6 million for the three months ended September 30, 2024, compared to $34.5 million for the three months ended September 30, 2023. The decrease was primarily due to decreases in mortgage banking and servicing rights income, broker-dealer fee income and prepayment penalty fee income.
Non-interest expense, comprised of various operating expenses, increased $27.0 million to $147.5 million for the three months ended September 30, 2024 from $120.5 million for the three months ended September 30, 2023. The increase was primarily due to increases in salaries and related expenses and advertising expense.
Balance Sheet Summary
Axos’ total assets increased by $0.7 billion, or 3.1%, to $23.6 billion, at September 30, 2024, from $22.9 billion at June 30, 2024, primarily due to an increase in cash and cash equivalents. Total liabilities increased by $0.6 billion, or 2.9%, to $21.2 billion at September 30, 2024, from $20.6 billion at June 30, 2024, primarily due to an increase in deposits. Stockholders’ equity increased by $115.1 million, or 5.0%, to $2.4 billion at September 30, 2024 from $2.3 billion at June 30, 2024, primarily due to net income of $112.3 million.
Conference Call
A conference call and webcast will be held on Wednesday, October 30, 2024, at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until November 30, 2024, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13749171.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $23.6 billion in consolidated assets as of September 30, 2024, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $37.4 billion of assets under custody and/or administration as of September 30, 2024, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.

Segment Reporting
The Company operates through two segments: the Banking Business Segment and the Securities Business Segment. In order to reconcile the two segments to the consolidated totals, the Company includes parent-only activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business Segment and non-interest expense incurred by the Banking Business Segment for cash sorting fees related to deposits sourced from Securities Business Segment customers, as well as interest expense paid by the Banking Business Segment to each of the wholly-owned subsidiaries of the Company and to the Company itself for their operating cash held on deposit with the Business Banking Segment.
The following tables present the operating results of the segments:

	For the Three Months Ended September 30, 2024
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$288,492	$7,267	$(3,711)	$292,048
Provision for credit losses	14,000	—	—	14,000
Non-interest income	8,590	29,902	(9,883)	28,609
Non-interest expense	118,315	28,091	1,059	147,465
Income before income taxes	$164,767	$9,078	$(14,653)	$159,192

	For the Three Months Ended September 30, 2023
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$209,219	$5,542	$(3,606)	$211,155
Provision for credit losses	7,000	—	—	7,000
Non-interest income	12,557	34,555	(12,605)	34,507
Non-interest expense	100,786	27,523	(7,803)	120,506
Income before income taxes	$113,990	$12,574	$(8,408)	$118,156
Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this release includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related items (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted EPS, a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and Adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs and other costs provides investors with an alternative understanding of Axos’ core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	Three Months Ended
	September 30,
(Dollars in thousands, except per share amounts)	2024	2023
Net income	$112,340	$82,645
Acquisition-related costs	2,554	2,790
Income tax effect	(752)	(839)
Adjusted earnings (Non-GAAP)	$114,142	$84,596

Average dilutive common shares outstanding	58,168,468	59,808,322

Diluted EPS	$1.93	$1.38
Acquisition-related costs	0.04	0.05
Income tax effect	(0.01)	(0.02)
Adjusted EPS (Non-GAAP)	$1.96	$1.41
We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023
Common stockholders’ equity	$2,405,728	$2,290,596	$1,976,208
Less: servicing rights, carried at fair value	27,335	28,924	29,338
Less: goodwill and intangible assets—net	139,215	141,769	149,572
Tangible common stockholders’ equity (Non-GAAP)	$2,239,178	$2,119,903	$1,797,298

Common shares outstanding at end of period	57,092,216	56,894,565	58,503,976

Book value per common share	$42.14	40.26	$33.78
Less: servicing rights, carried at fair value per common share	0.48	0.51	0.50
Less: goodwill and other intangible assets—net per common share	2.44	2.49	2.56
Tangible book value per common share (Non-GAAP)	$39.22	$37.26	$30.72

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposit balances and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions, expectations of the environment in which Axos operates and projections of future performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “2024 Form 10-K”), could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	September 30, 2024	June 30, 2024	September 30, 2023
Selected Balance Sheet Data:
Total assets	$23,569,084	$22,855,334	$20,825,206
Loans—net of allowance for credit losses	19,280,609	19,231,385	16,955,041
Loans held for sale, carried at fair value	14,566	16,482	8,014
Allowance for credit losses	263,854	260,542	170,870
Trading securities	594	353	640
Available-for-sale securities	137,996	141,611	236,726
Securities borrowed	84,326	67,212	96,424
Customer, broker-dealer and clearing receivables	262,774	240,028	285,423
Total deposits	19,973,329	19,359,217	17,565,741
Advances from the Federal Home Loan Bank	90,000	90,000	90,000
Borrowings, subordinated notes and debentures	313,519	325,679	447,733
Securities loaned	95,883	74,177	116,446
Customer, broker-dealer and clearing payables	315,985	301,127	341,915
Total stockholders’ equity	$2,405,728	$2,290,596	$1,976,208

Common shares outstanding at end of period	57,092,216	56,894,565	58,503,976
Common shares issued at end of period	70,562,333	70,221,632	69,826,263

Per Common Share Data:
Book value per common share	$42.14	$40.26	$33.78
Tangible book value per common share (Non-GAAP)[1]	$39.22	$37.26	$30.72

Capital Ratios:
Equity to assets at end of period	10.21%	10.02%	9.49%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	9.78%	9.43%	9.27%
Common equity tier 1 capital (to risk-weighted assets)	12.44%	12.01%	11.11%
Tier 1 capital (to risk-weighted assets)	12.44%	12.01%	11.11%
Total capital (to risk-weighted assets)	15.29%	14.84%	14.06%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	9.82%	9.74%	9.99%
Common equity tier 1 capital (to risk-weighted assets)	12.87%	12.74%	11.69%
Tier 1 capital (to risk-weighted assets)	12.87%	12.74%	11.69%
Total capital (to risk-weighted assets)	14.06%	13.81%	12.65%
Axos Clearing LLC:
Net capital	$85,292	$101,462	$101,391
Excess capital	$80,081	$96,654	$96,211
Net capital as a percentage of aggregate debit items	32.73%	42.21%	39.14%
Net capital in excess of 5% aggregate debit items	$72,264	$89,442	$88,440

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	As of or for the Three Months Ended
	September 30,
(Dollars in thousands, except per share data)	2024	2023
Selected Income Statement Data:
Interest and dividend income	$484,262	$363,952
Interest expense	192,214	152,797
Net interest income	292,048	211,155
Provision for credit losses	14,000	7,000
Net interest income, after provision for credit losses	278,048	204,155
Non-interest income	28,609	34,507
Non-interest expense	147,465	120,506
Income before income taxes	159,192	118,156
Income tax expense	46,852	35,511
Net income	$112,340	$82,645

Weighted average number of common shares outstanding:
Basic	56,934,671	58,949,038
Diluted	58,168,468	59,808,322

Per Common Share Data:
Net income:
Basic	$1.97	$1.40
Diluted	$1.93	$1.38
Adjusted earnings per common share (Non-GAAP)[1]	$1.96	$1.41

Performance Ratios and Other Data:
Growth in loans held for investment, net	$49,224	$498,313
Loan originations for sale	69,570	52,858
Return on average assets	1.92%	1.64%
Return on average common stockholders’ equity	19.12%	16.91%
Interest rate spread[2]	4.13%	3.37%
Net interest margin[3]	5.17%	4.36%
Net interest margin[3] – Banking Business Segment	5.21%	4.46%
Efficiency ratio[4]	45.99%	49.05%
Efficiency ratio[4] – Banking Business Segment	39.83%	45.44%

Asset Quality Ratios:
Net annualized charge-offs to average loans	0.17%	0.04%
Non-accrual loans to total loans	0.89%	0.62%
Non-performing assets to total assets	0.75%	0.56%
Allowance for credit losses - loans to total loans held for investment[5]	1.35%	1.00%
Allowance for credit losses - loans to non-accrual loans	149.32%	159.80%
1     See “Use of Non-GAAP Financial Measures.”
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4    Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.
5 The increase in the ratio of the allowance for credit losses - loans to total loans held for investment at September 30, 2024 was primarily attributable to the allowance for credit losses related to the purchased credit deteriorated loans acquired in the FDIC Loan Purchase. See Note 2— “Acquisitions” in the 2024 Form 10-K for additional information.